Exhibit 99.2

RENTLYTICS, INC.

CONDENSED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2018 and 2017
(Unaudited)

Rentlytics, Inc.
Condensed Financial Statements
For the Nine Months Ended September 30, 2018 and 2017

Rentlytics, Inc.
Condensed Balance Sheets
September 30, 2018 and December 31, 2017
(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$606	$734
Accounts receivable, less allowance for doubtful accounts of $20 at September 30, 2018 and December 31, 2017	2,152	510
Other current assets	587	465
Total current assets	3,345	1,709
Property and equipment, net	26	33
Other assets	64	64
Total assets	$3,435	$1,806
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$970	$199
Accrued expenses	777	334
Deferred revenue	2,066	554
Notes payable	3,982	—
Total current liabilities	7,795	1,087
Commitments and contingencies (Note 4)
Redeemable convertible preferred stock, $0.0001 par value: 14,495,284 shares authorized and 14,329,622 shares outstanding with a liquidation preference of $15,090 at September 30, 2018 and December 31, 2017	15,090	15,090
Stockholders’ deficit:
Common stock, $0.0001 par value: 30,500,000 shares authorized, 10,895,084 shares issued and outstanding at September 30, 2018, and 10,858,069 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	471	335
Accumulated deficit	(19,922)	(14,707)
Total stockholders’ deficit	(19,450)	(14,371)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$3,435	$1,806

See accompanying notes.

Rentlytics, Inc.
Condensed Statements of Operations
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Revenue	$4,663	$3,055
Cost of revenue	2,020	1,387
Gross profit	2,643	1,668
Operating expenses:
Product development	2,366	2,304
Sales and marketing	2,839	1,629
General and administrative	2,562	1,316
Total operating expenses	7,767	5,249
Loss from operations	(5,124)	(3,581)
Interest expense and other, net	(91)	116
Loss before income taxes	(5,215)	(3,465)
Income taxes	—	—
Net loss	(5,215)	(3,465)

See accompanying notes.

Rentlytics, Inc.
Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,215)	$(3,465)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7	3
Stock-based compensation	127	68
Provision for bad debt	—	10
Changes in assets and liabilities:
Accounts receivable	(1,642)	(247)
Other current assets	(122)	(302)
Accounts payable and accrued expenses	1,214	190
Deferred revenue	1,512	344
Net cash used in operating activities	(4,119)	(3,399)
Cash flows from investing activities:
Purchases of property and equipment	—	(13)
Net cash used in investing activities	—	(13)
Cash flows from financing activities:
Proceeds from notes payable	3,982	—
Proceeds from exercise of stock options	9	2
Net cash provided by financing activities	3,991	2
Net decrease in cash	(128)	(3,410)
Cash and cash equivalents:
Beginning of period	734	5,449
End of period	$606	$2,039

See accompanying notes.

Rentlytics, Inc.
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2018 and 2017
(unaudited)

1. Summary of Significant Accounting Policies
The Company
Rentlytics, Inc. (the Company) was incorporated in Delaware on January 28, 2013. The Company provides business intelligence and data analytics services to the multifamily housing industry. The Company’s products provide property owners and operators with normalized data across multiple third-party systems.
Basis of Presentation
The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the fiscal year.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted from the condensed financial statements. The Company believes that these condensed financial statements include all necessary and recurring adjustments for the fair presentation of the interim period results. The condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2017, included in this Current Report on Form 8-K/A as Exhibit 99.2.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts; the useful lives of fixed assets; revenue and deferred revenue; the grant-date fair value of stock options; and sales tax obligations.
Cash and Cash Equivalents
We consider all highly liquid investments with a maturity date, when purchased, of three months or less to be cash equivalents.
Accounts Receivable
Accounts receivable primarily represent trade receivables from clients and are presented net of an allowance for doubtful accounts. In evaluating the sufficiency of the allowance for doubtful accounts, management considers the current financial condition of the Company’s clients, specific details of individual client accounts, the age of the outstanding balance, the current economic environment, and historical credit trends. Balances past due greater than 90 days, and other amounts deemed high risk, are reviewed individually for collectability. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. Accounts receivable are non-interest bearing, and the Company generally does not require collateral or other security.
Concentrations of Risk
The Company’s cash accounts are maintained at various financial institutions and may, from time to time, exceed federally insured limits. The Company has not experienced any losses in such accounts.
No single client accounted for 10% or more of the Company’s revenue or accounts receivable for the nine-month periods ended September 30, 2018 and 2017. Risks resulting from the concentration of the Company’s clients in the multifamily and single family housing markets are mitigated by their dispersal across different geographic areas. The Company performs ongoing credit evaluations of its customers’ financial condition.

Rentlytics, Inc.
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2018 and 2017
(unaudited)

Revenue Recognition
The Company derives revenue from subscription fees and implementation fees.
In general, the Company commences revenue recognition when all of the following conditions are met:
•there is persuasive evidence of an arrangement;
•the solution and/or service has been provided to the client;
•the collection of the fees is probable; and
•the amount of fees to be paid by the client is fixed or determinable.
When arrangements with clients include multiple solutions and/or services, the Company allocates arrangement consideration to each deliverable based on its relative selling price. In such circumstances, the Company determines relative selling price for each deliverable based on vendor specific objective evidence of selling price (“VSOE”), if available, or its best estimate of selling price (“BESP”). The Company concluded that third-party evidence of selling price is not readily available as its products and services are not largely interchangeable with those of other vendors. The Company’s process for determining BESP considers a number of factors, including prices charged to clients when products are sold separately, pricing strategies, and other business objectives.
Subscription fees are comprised of revenue from the Company’s subscription and web-based solutions. The Company’s clients use these business intelligence and data analytics solutions to manage multi-family properties. Subscription services are generally invoiced in advance on a monthly, quarterly or annual basis. Revenue is recognized in the same period in which the service is provided. Recognition starts once the product has been activated. Payments received in advance of the provision of services are deferred and recognized in the period in which the earning process is completed.
Implementation fees are invoiced upon completion of the implementation and are recognized over the contract term.
Deferred Revenue
Deferred revenue consists of billings received in advance of revenue recognition from the Company’s subscription services and is recognized as the revenue recognition criteria are met. For several of the Company’s solutions, clients are invoiced in monthly, quarterly or annual installments in advance of the completion of the agreed upon service period. Accordingly, the deferred revenue balance does not represent the total contract value of annual license and subscription agreements.
Income Taxes
Income taxes are provided based on the liability method, which results in income tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The liability method requires the effect of tax rate changes on current and accumulated deferred income taxes to be reflected in the period in which the rate change was enacted.
The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized. We establish valuation allowances when necessary to reduce deferred tax assets to the amounts expected to be realized. We evaluate the need for, and the adequacy of, valuation allowances based on the expected realization of our deferred tax assets. The factors used to assess the likelihood of realization include historical earnings, our latest forecast of taxable income, and available tax planning strategies that could be implemented to realize the net deferred tax assets.
We may recognize a tax benefit from uncertain tax positions only if it is at least more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the taxing authorities. There were no identified tax benefits that were considered uncertain positions at September 30, 2018.

Rentlytics, Inc.
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2018 and 2017
(unaudited)

Other Current Assets
Other current assets consisted of the following at September 30, 2018 and December 31, 2017, in thousands:

	September 30, 2018	December 31, 2017
Research and development credits	$267	$309
Prepaid expenses	320	156
Total other current assets	$587	$465
Accrued Expenses
Accrued expenses consisted of the following at September 30, 2018 and December 31, 2017, in thousands:

	September 30, 2018	December 31, 2017
Employee-related liabilities	$271	$118
Sales tax obligations	260	163
Accrued interest	205	—
Other accrued expenses	41	53
Total accrued expenses	$777	$334
2. Notes Payable
In January 2018, the Company entered into a Loan and Security Agreement to borrow up to $4 million from its existing stockholders on a revolving credit facility. Interest on the revolving credit facility is 12% per annum and is due at the earlier of the sale of the Company or December 31, 2018. The loan is secured by all of the Company’s assets. At September 30, 2018, the Company had outstanding principal of $4 million under the credit facility and accrued interest of $205 thousand in the accompanying Condensed Balance Sheets.
The Loan and Security Agreement requires the Company to adhere to customary covenants which include, among others, financial reporting, legal compliance, insurance coverage, disclosure of significant transactions, distributions and indebtedness. The Loan and Security Agreement contains customary events of default, subject to customary cure periods for certain defaults, which include, among others, non-payment, non-compliance with covenants, bankruptcy and insolvency, inaccuracy of representations and warranties, and suspension or termination of business operations. In the event of default, the obligations under the Loan and Security Agreement could be accelerated, further advances under the agreement could be suspended, and the lender would be permitted to exercise remedies with respect to the collateral securing the Loan and Security Agreement. Any such default that is not cured or waived could have a material adverse effect on the Company’s liquidity and financial condition.
3. Leases
At September 30, 2018, the future minimum lease payments were as follows for the years ending December 31, in thousands:

2018	$60
2019	241
2020	30
Total minimum lease payments	$331

Rentlytics, Inc.
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2018 and 2017
(unaudited)

4. Commitments and Contingencies
Indemnifications
The Company has entered into agreements under which it indemnifies certain parties, including our clients, with respect to potential infringement of the other party’s intellectual property. The indemnifications contained within sales contracts usually do not include limits on the claims. Due to the nature of the indemnifications, the maximum exposure under these agreements cannot be estimated. The Company has not recorded any amounts for these indemnities because they are not probable or estimable at this time. Further, the Company has not incurred any material costs to defend lawsuits or settle patent infringement claims related to sales transactions.
The Company enters into agreements with other companies in the ordinary course of business that include indemnification provisions. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of its activities. These indemnification provisions can survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred any material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the estimated fair value of these agreements was immaterial. Accordingly, the Company had no liabilities recorded for these agreements as of September 30, 2018.
Sales Taxes
The Company has evaluated and recognized an estimate for sales tax obligations related to sales of its software platforms in jurisdictions where the Company believes it has established sales tax nexus, but in which it has not registered to file sales tax. The ultimate resolution and amounts that the Company could be responsible for are based on a variety of factors and estimates. For example, penalties, interest, and even certain tax years could be relieved through a voluntary disclosure program, while if a jurisdiction audits the Company before voluntary disclosure, the jurisdiction could require the sales tax obligation to extend back several years further than estimated by the Company. As a result, the recorded amount is exposed to these types of risks, and it is at least reasonably possible that various changes in the assumptions utilized could materially affect the amount recorded in the Company’s Condensed Balance Sheet as of September 30, 2018.
Litigation
From time to time, in the normal course of the Company’s business, it is a party to litigation matters and claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and events related thereto unfold. The Company expenses legal fees as incurred. Insurance recoveries associated with legal costs incurred are recorded when they are deemed probable of recovery.
5. Subsequent Events
Sale Transaction with RealPage, Inc.
On October 11, 2018, the Company entered into an Agreement and Plan of Merger whereby RealPage, Inc., would purchase 100% of the outstanding stock of the Company for total consideration of $57 million. The transaction closed on October 15, 2018.
Evaluation of Subsequent Events
Management has evaluated subsequent events through November 16, 2018, the date the condensed financial statements were available to be issued. Other than the matters discussed above, there are no subsequent events that would require adjustment to or disclosure in the condensed financial statements.